Exhibit 99.1

China Green Material Technologies, Inc to Restate Financial Statements for the Quarters Ended June 30, 2010 and September 30, 2010

Press Release Source: China Green Material Technologies, Inc. On Monday March 21, 2011, 6:00 am EDT

HARBIN, China, March 21, 2011 /PRNewswire-Asia-FirstCall/ -- China Green Material Technologies, Inc. (OTC Bulletin Board:CAGM.ob - News), a Chinese leader in developing and manufacturing starch-based biodegradable containers, tableware and packaging products, today announced that it will restate its previously issued unaudited financial statements for the quarters ended June 30, 2010 and September 30, 2010 included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2010 and November 9, 2010, respectively, due to errors identified in these financial statements. This decision was made by the company's board of directors, upon the recommendation of the audit committee and in consultation with management. As a result of this decision, investors should no longer rely upon the Company's previously issued financial statements for these periods and any related earnings releases or other communications.

The financial statement errors related to the manner in which the Company accounted for warrants issued in April and July 2010 providing for the right to purchase an aggregate of 457,500 shares of the Company's common stock at $0.90 per share.  Each of the warrants includes an anti-dilution provision that would adjust the warrant exercise price if the Company issues or sells any shares of common stock or securities convertible into common stock for a consideration per share of common stock less than the exercise price of the warrants.  The errors were discovered by management as a result of a Securities and Exchange Commission comment letter received by Company after an SEC Staff review of certain Company filings.

We originally accounted for the warrants as equity instruments, and recorded an expense attributable to the related investor relations services over the period in which the services were to be received from the investor relations firms, with a corresponding credit to equity (additional paid in capital).  The amount of the expense was determined based on a straight-line amortization of the fair value of the warrants  over the period of service..  However, this original accounting treatment by us did not correctly apply the principles set forth in ASC 815-15, “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock,” which the FASB finalized in June 2008 and which became effective for fiscal years beginning after December 15, 2008.  Because of the anti-dilution provision described above, under ASC 815-15 the warrants should not have been considered to be indexed to the Company's stock but instead the warrants should have been accounted for as derivative liabilities.

The following table summarizes the effect of the restatement of the Company's financial statements resulting from the correction of the error described in this press release.

	2010
	Quarter Ended		Year to Date
	June 30	September 30	June 30	September 30
Net Income to Common Shareholders
As reported	$944,821	$1,690,924	$1,379,720	$3,070,644
Adjustments	$318,339	$257,710	$318,339	$576,049
As restated	$1,263,160	$1,948,634	$1,698,059	$3,646,693

Net Income per Common Share (Basic and Diluted)
As reported	$0.04	$0.07	$0.06	$0.13
Adjustments	$0.01	$0.01	$0.01	$0.02
As restated	$0.05	$0.08	$0.07	$0.15

	As of
	June 30, 2010	September 30, 2010
Derivative Liabilities
As reported	$-	$-
Adjustments	$734,838	$356,610
As restated	$734,838	$356,610

Unamortized IR Services Expenses
As reported	$-	$-
Adjustments	$591,507	$369,602
As restated	$591,507	$369,602

	As of
	June 30, 2010	September 30, 2010
Stockholders' Equity
As reported	$39,592,596	$42,065,568
Adjustments	$(143,331)	$12,991
As restated	$39,449,265	$42,078,559

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believe, expect, anticipate, optimistic, intend, will" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risks and other factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Low Yan Seong, CFO
China Green Material Technologies, Inc.
Email: cfo@sinogreenmaterial.com
Web: http://www.sinogreenmaterial.com

Buddy Lee, Corporate Secretary
China Green Material Technologies, Inc.
Email: secretary@sinogreenmaterial.com
Office: +86-451-51750888